EXHIBIT 21.1     SUBSIDIARIES OF THE COMPANY

                           SUBSIDIARIES OF THE COMPANY
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


                        Percentage of Voting
                    -----------------------------
Name                Jurisdiction of Incorporation  Securities Owned
------------------  -----------------------------  -----------------
Aurora Gold, S. A.  Guatemala                                100 (a)

(a)     Included in the consolidated financial statements filed herein.
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